UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 16, 2021

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction		(I.R.S. Employer
of incorporation)	(Commission File Number)	Identification Number)

100 Summer Street, Suite 2300
Boston, Massachusetts	02110
(Address of principal
executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2021, the Board of Directors of Ironwood Pharmaceuticals, Inc. (the “Company”) designated Jason Rickard, 50, the Company’s Senior Vice President, Chief Operating Officer, as the Company’s principal financial officer, and Ronald Silver, 39, the Company’s Corporate Controller, as the Company’s principal accounting officer, in each case, effective immediately.

Biographical information for Mr. Rickard is available in the Company’s proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 22, 2021, in connection with the Company’s 2021 annual meeting of stockholders, such information being incorporated herein by reference. There is no arrangement or understanding between Mr. Rickard and any other person pursuant to which Mr. Rickard was designated as the Company’s principal financial officer. There is no family relationship between Mr. Rickard and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Rickard is not, and has not been since January 1, 2020, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Silver joined the Company in June 2018. Mr. Silver has served as the Company’s Corporate Controller since April 2019, and previously served as the Company’s Assistant Controller from June 2018 until April 2019. Prior to joining the Company, Mr. Silver held various accounting and financial reporting positions at Eze Software Group LLC from August 2014 to June 2018, including Director of Technical Accounting & Reporting from January 2016 to November 2016, and Director of Accounting from December 2016 to June 2018. Earlier in his career, Mr. Silver held various positions of increasing responsibility in the audit and consulting practices at RSM, LLP from August 2004 through August 2014. Mr. Silver, a Certified Public Accountant, earned a B.S. in accounting from the University of Maryland and an M.B.A. from the McDonough School of Business at Georgetown University.

In connection with his designation as the Company’s principal accounting officer, Mr. Silver will receive a base salary of $280,000 per year and will have an individual bonus target of 25% of his base salary, subject to achievement of individual and corporate goals. In addition, on July 20, 2021, Mr. Silver received a grant of 20,000 restricted stock units (“RSUs”) representing the right to receive shares of the Company’s Class A common stock upon vesting of such awards and granted under the Company’s 2019 Equity Incentive Plan. The RSUs will vest over four years as to 25% of the RSUs on each approximate anniversary of the date of grant.

In addition, the Company has entered into an indemnification agreement with Mr. Silver, the terms of which are consistent with the form of indemnification agreement described in the Company’s Proxy Statement, such description being incorporated herein by reference and qualified in its entirety by the full text of the form of indemnification agreement that was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (as amended) filed with the Securities and Exchange Commission on December 23, 2009.

There is no arrangement or understanding between Mr. Silver and any other person pursuant to which Mr. Silver was designated as the Company’s principal accounting officer. There is no family relationship between Mr. Silver and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Silver is not, and has not been since January 1, 2020, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: July 22, 2021	By:	/s/ Thomas McCourt
Name: Thomas McCourt
Title: Chief Executive Officer